Exhibit 99.1

invitation homes

Seattle

South Florida

Southern California

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Atlanta

Northern California

Tampa

SECOND QUARTER 2017

Q2 2017 Earnings Release and Supplemental Information - page 1

Earnings Press Release

Invitation Homes Reports Second Quarter 2017 Results

Dallas, TX, August 10, 2017 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), a leading owner and operator of single-family homes for lease in the United States, today announced its second quarter 2017 financial and operating results.

Second Quarter 2017 Highlights

•	Year-over-year, total revenues increased 5.1% to $242 million, total property operating and maintenance expenses increased 1.7% to $93 million, net income increased to $6 million, and total NOI increased 7.3% to $149 million.

•	Same Store NOI grew 6.3% year-over-year on 4.6% Same Store revenue growth and 1.9% Same Store operating expense growth. Excluding the impact of property taxes attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable, Same Store NOI growth in second quarter 2017 would have been 6.9%.

•	Same Store Core NOI margin increased to 62.9% in the second quarter of 2017 from 61.5% in the second quarter of 2016. Excluding the impact of property taxes attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable, Same Store Core NOI margin in second quarter 2017 would have been 63.2%.

•	Same Store blended net effective rental rate growth was 5.1% on leases signed in the second quarter of 2017.

•	Same Store average occupancy was 95.9%.

•	Same Store other property income grew 22.4% year-over-year.

•	Closed on a $1.0 billion, ten-year, 4.2% fixed rate mortgage loan, with principal and interest payments guaranteed by Fannie Mae.

•	Prepaid $930 million of mortgage debt with Fannie Mae proceeds, and an additional $100 million with excess cash flow.

Chief Executive Officer John Bartling comments: “Invitation Homes continued to achieve strong internal NOI growth in the second quarter of 2017. As expected, new lease rental rate growth accelerated seasonally from the first quarter to the second quarter. In addition, we continued to make progress on our strategic operational initiatives related to lease expiration optimization, other income opportunities, and cost efficiency.”

“Supply/demand fundamentals remain favorable, particularly in the Western US, and we believe our differentiated locations, product, service, and professionals position us well to capitalize on these industry tailwinds. We remain on track to achieve 6.5% to 7.5% Same Store NOI growth for the full year.”

Q2 2017 Earnings Release and Supplemental Information - page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2017	YTD 2017
Net income (loss) (1)	$0.02	$(0.06)
FFO (2)	0.20	0.23
Core FFO (2)	0.25	0.50
AFFO (2)	0.21	0.43

(1)	No shares of common stock were outstanding prior to the close of the Company’s initial public offering. As such, net loss per share for YTD 2017 has been calculated based on operating results for the period February 1, 2017 through June 30, 2017, and the weighted average number of shares outstanding during that period, in accordance with GAAP.
(2)	FFO, Core FFO, and AFFO per share for YTD 2017 have been calculated based on operating results for the full period from January 1, 2017 through June 30, 2017, and as if weighted average shares outstanding from February 1, 2017 through June 30, 2017 were outstanding for the full period from January 1, 2017 through June 30, 2017.

Net Income (Loss)

Net income for the three months ended June 30, 2017 was $5.5 million, an increase of $25.2 million from the prior year’s net loss. The increase in net income (loss) was primarily due to higher revenues, lower interest expense, and an increase in net gain on sale of property, partially offset by higher total operating expenses. The increase in total operating expenses included a $4.1 million increase in non-recurring G&A and property management expense items including share-based compensation, IPO costs, and severance expense. Exclusive of these non-recurring G&A and property management items, net income (loss) improved by $29.3 million from the prior year.

Net loss for the six months ended June 30, 2017 was $36.9 million, an increase of $7.2 million from the prior year. The increase in net loss was primarily due to a $51.0 million increase in non-recurring or non-cash general and administrative and property management items including share-based compensation, IPO costs, and severance expense. Exclusive of non-recurring G&A and property management items, net income (loss) improved by $43.7 million from the prior year, primarily due to higher revenues, lower interest expense, and an increase in net gain on sale. For details, see the Condensed Consolidated Statements of Operations in this press release.

Core FFO

Year-over-year, Core FFO for the three months ended June 30, 2017 increased 17.9% to $77.2 million, primarily due to an increase in NOI, driven by higher revenues. Revenue growth was driven by an increase in average rental rate per home that more than offset a slight decline in home count. Lower interest expense, net of non-cash interest, also contributed to the increase in Core FFO. For a reconciliation of net income (loss) to Core FFO, see Schedule 1 of the Supplemental Financial Information.

Core FFO for the six months ended June 30, 2017 increased 19.7% to $155.4 million, primarily due to an increase in NOI, driven by higher revenues. Revenue growth was driven by an increase in average rental rate per home and higher occupancy that more than offset a slight decline in home count. Lower interest expense, net of non-cash interest, also contributed to the increase in Core FFO. For a reconciliation of net income (loss) to Core FFO, see Schedule 1 of the Supplemental Financial Information.

AFFO

Year-over-year, AFFO for the three months ended June 30, 2017 increased 21.5% to $65.6 million, primarily driven by the increase in Core FFO described above.

AFFO for the six months ended June 30, 2017 increased 25.9% to $134.5 million, primarily driven by the increase in Core FFO described above, as well as a 9.0% decline in recurring capital expenditures. For a reconciliation of net income (loss) to AFFO per share, see Schedule 1 of the Supplemental Financial Information.

Q2 2017 Earnings Release and Supplemental Information - page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	42,904

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
Revenue growth (year-over-year) (1)	4.6%	5.1%	4.7%	5.1%
Operating Expense growth (year-over-year) (1)	1.9%	0.4%	2.4%	1.5%
NOI growth (year-over-year) (1)	6.3%	8.4%	6.1%	7.4%
Core NOI margin	62.9%	61.5%	63.6%	62.4%
Average occupancy (2)	95.9%	96.4%	95.8%	96.4%
Turnover rate (annualized)	38.7%	38.8%	35.2%	34.9%
Net effective rental rate growth (lease-over-lease):
New leases	4.9%	7.2%	4.2%	6.1%
Renewals	5.1%	5.4%	5.2%	5.3%
Blended	5.1%	6.2%	4.8%	5.6%

(1)	Same Store revenue, operating expense, and NOI growth for Q2 2016 and YTD 2016 are for the prior year’s same store pool of 36,469 homes.
(2)	For the total portfolio, occupancy decreased to 95.0% in Q2 2017 from 95.1% in Q2 2016, and increased to 95.0% in YTD 2017 from 94.8% in YTD 2016.

Same Store NOI

For the Same Store portfolio of 42,904 homes, second quarter 2017 Same Store NOI increased 6.3% year-over-year on Same Store revenue growth of 4.6% and Same Store expense growth of 1.9%. As a result, Core NOI margin increased to 62.9% in the second quarter of 2017 from 61.5% in the second quarter of 2016. Excluding the impact of property taxes attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable, Same Store NOI growth in second quarter 2017 would have been 6.9%, and Same Store Core NOI margin would have been 63.2%.

YTD 2017 Same Store NOI increased 6.1% year-over-year on Same Store revenue growth of 4.7% and Same Store expense growth of 2.4%. As a result, Core NOI margin increased to 63.6% in YTD 2017 from 62.4% in YTD 2016.

Same Store Revenues

Second quarter 2017 Same Store revenue growth of 4.6% was driven by a 4.3% increase in average monthly rent and a 22.4% increase in other property income, partially offset by a 0.5% decline in average occupancy to 95.9%.

YTD 2017 Same Store revenue growth of 4.7% was driven by a 4.4% increase in average monthly rent and a 22.3% increase in other property income, partially offset by a 0.6% decline in average occupancy to 95.8%.

Same Store Expenses

Second quarter 2017 Same Store expenses increased 1.9% year-over-year, driven primarily by 11.3% higher property taxes. California property tax reassessments related to the IPO became estimable in second quarter 2017, and the incremental taxes accrued in the first six months of 2017 for expected reassessments were booked entirely in second quarter 2017. Excluding the impact of property taxes attributable to first quarter 2017 that were booked in second quarter 2017, Same Store property taxes in second quarter 2017 would have increased by 9.1%, and Same Store expenses would have increased by 1.0%. Controllable expenses were 3.9% lower year-over-year, driven primarily by an 18.8% decline in personnel expense. Insurance expense was also lower by 23.8% year-over-year.

Q2 2017 Earnings Release and Supplemental Information - page 4

YTD 2017 Same Store expenses increased 2.4% year-over-year, driven primarily by 9.2% higher property taxes. Controllable expenses were 1.9% lower year-over-year, driven primarily by a 17.4% decline in personnel costs. Insurance expense was also lower by 17.8% year-over-year.

Investment Management Activity

In the second quarter of 2017, the Company acquired 229 homes for $64.1 million, including estimated renovation cost, and sold 422 homes for gross proceeds of $58.7 million, resulting in total portfolio home count at June 30, 2017 of 47,725 homes. Dispositions in the second quarter of 2017 resulted in a gain on sale, net of tax, of approximately $10.2 million.

Year-to-date, the Company acquired 350 homes for $95.3 million, including estimated renovation cost, and sold 923 homes for gross proceeds of $136.4 million. Dispositions year-to-date resulted in a gain on sale, net of tax, of approximately $24.5 million.

Balance Sheet and Capital Markets Activity

At June 30, 2017, the Company had $1,159 million in availability through a combination of unrestricted cash and undrawn capacity on its credit facility.

The Company’s total indebtedness at June 30, 2017 was $5,681 million, consisting of $4,181 million of secured debt and $1,500 million of unsecured debt. Weighted average years to maturity at quarter end was 4.5 years, with no debt scheduled to mature before September 2019. 80% of debt at quarter end was fixed rate or swapped to fixed rate, and the weighted average interest rate on total debt during the quarter was 3.7%.

During the quarter, as previously announced, the Company closed a ten-year fixed rate securitization loan with a total principal amount of $1,000 million. The securitization loan is comprised of two components. Class A certificates representing an indirect interest in the Class A component of the loan, which totaled $944.5 million and represented the entirety of the gross proceeds to the Company, were offered to investors, and feature principal and interest payments that benefit from a guaranty by Fannie Mae. Class B certificates representing an interest in the Class B component of the loan, which totaled $55.5 million, were retained by the Company to comply with the United States risk retention requirements. The total cost of funds for the loan is fixed at 4.23%. Structural features of the transaction include the right to substitute properties (subject to certain loan to value, debt service coverage, and geographic concentration tests being met), as well as the right to release properties from the loan by prepaying the loan in an amount equal to 105% to 120% of the allocated loan amount associated with any properties released (subject to certain loan to value, debt service coverage, and geographic concentration tests being met, as well as the payment of any yield maintenance amounts required). Additionally, twice during the first five years of the loan, the Company will have the ability to exercise special release rights to release properties from the collateral pool (without any prepayment of the underlying loan) to reset the size of the collateral pool based on asset appreciation and cash flow growth. Following any such special release, the allocated loan amounts related to the remaining homes in the collateral pool will be resized based on loan-level loan to value and debt service coverage tests, and the remaining collateral pool must continue to meet certain geographic concentration tests. Net proceeds of approximately $930 million were used to repay the remaining outstanding balance of the IH1 2014-1 securitization and to voluntarily prepay $510 million of the IH1 2014-3 securitization.

In addition, as previously announced, the Company repaid an additional $100 million of the IH1 2014-3 securitization with cash on hand in June 2017.

Q2 2017 Earnings Release and Supplemental Information - page 5

Full Year 2017 Guidance

2017 Guidance (1)

FY 2017
Guidance
Core FFO per share – diluted (2)	$0.96 - $1.04
AFFO per share – diluted (2)	$0.80 - $0.88
Same Store revenue growth	4.75% - 5.25%
Same Store operating expense growth	1.50% - 2.00%
Same Store NOI growth	6.50% - 7.50%
Same Store Core NOI margin	63.0% - 64.0%

(1)	Guidance excludes any potential impact from investment activity.
(2)	Core FFO and AFFO guidance is for operating results for the full year from January 1, 2017 through December 31, 2017, and assumes that estimated weighted average shares outstanding from February 1, 2017 through December 31, 2017 were outstanding for the full year 2017.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Supplemental Information

The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes’ Investor Relations website at ir.invitationhomes.com.

Glossary & Reconciliations of Non-GAAP Financial Operating Measures

Financial and operating measures found in the Earnings Release and the Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes

Invitation Homes is a leading owner and operator of single-family homes for lease, offering residents high-quality homes in desirable neighborhoods across America. With nearly 50,000 homes for lease in 13 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The company’s mission, “Together with you, we make a house a home,” reflects its commitment to high-touch service that continuously enhances residents’ living experiences and provides homes where individuals and families can thrive.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 6

Investor Relations Contact

Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact

Claire Parker

Phone: 202.257.2329

Email: Media@InvitationHomes.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company’s expectations regarding the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Part I-Item 1A. Risk Factors,” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Q2 2017 Earnings Release and Supplemental Information - page 7

Condensed Consolidated Balance Sheets

($ in thousands, except per share amounts)
	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Investments in single-family residential properties:
Land	$2,716,934	$2,703,388
Building and improvements	7,116,587	7,091,457

	9,833,521	9,794,845
Less: accumulated depreciation	(917,961)	(792,330)

Investments in single-family residential properties, net	8,915,560	9,002,515
Cash and cash equivalents	158,934	198,119
Restricted cash	138,264	222,092
Other assets, net	306,568	309,625

Total assets	$9,519,326	$9,732,351

Liabilities:
Mortgage loans, net	$4,158,666	$5,254,738
Term loan facility, net	1,486,529	—
Credit facilities, net	—	2,315,541
Accounts payable and accrued expenses	110,919	88,052
Resident security deposits	88,781	86,513
Other liabilities	30,460	30,084

Total liabilities	5,875,355	7,774,928

Equity:
Shareholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at June 30, 2017	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 310,376,634 outstanding at June 30, 2017	3,104	—
Additional paid-in-capital	3,675,094	—
Accumulated deficit	(38,799)	—
Accumulated other comprehensive income	4,572	—

Total shareholders’ equity	3,643,971	—
Combined equity	—	1,957,423

Total equity	3,643,971	1,957,423

Total liabilities and equity	$9,519,326	$9,732,351

Q2 2017 Earnings Release and Supplemental Information - page 8

Condensed Consolidated Statements of Operations

($ in thousands, except per share amounts) (unaudited)

	Q2 2017	Q2 2016	YTD 2017	YTD 2016
Revenues:
Rental revenues	$228,504	$219,354	$454,600	$433,677
Other property income	13,712	11,142	26,366	21,321

Total revenues	242,216	230,496	480,966	454,998

Operating expenses:
Property operating and maintenance	92,840	91,281	181,008	176,248
Property management expense	9,135	7,530	20,584	14,923
General and administrative	18,426	15,408	76,692	30,768
Depreciation and amortization	67,515	66,079	135,092	131,781
Impairment and other	706	546	1,910	363

Total operating expenses	188,622	180,844	415,286	354,083

Operating income	53,594	49,652	65,680	100,915

Other income (expenses):
Interest expense	(57,358)	(70,523)	(125,930)	(140,800)
Other, net	(869)	185	(1,095)	32

Total other income (expenses)	(58,227)	(70,338)	(127,025)	(140,768)

Loss from continuing operations	(4,633)	(20,686)	(61,345)	(39,853)
Gain on sale of property, net of tax	10,162	1,020	24,483	10,212

Net income (loss)	$5,529	$(19,666)	$(36,862)	$(29,641)

	Q2 2017		February 1, 2017 through June 30, 2017
Net income (loss) available to common shareholders — basic and diluted	$5,420		$(20,092)

Weighted average common shares outstanding — basic	311,771,221		311,723,463

Weighted average common shares outstanding — diluted	312,271,578		311,723,463

Net income (loss) per common share — basic	$0.02		$(0.06)

Net income (loss) per common share — diluted	$0.02		$(0.06)

Dividends declared per common share	$0.06		$0.06

Q2 2017 Earnings Release and Supplemental Information - page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO

($ in thousands, except per share amounts) (unaudited)

FFO Reconciliation	Q2 2017	Q2 2016	YTD 2017	YTD 2016
Net income (loss) available to common shareholders	$5,420	$(19,666)	$(36,971)	$(29,641)
Net income (loss) available to participating securities	109	—	109	—
Depreciation and amortization on real estate assets	66,699	64,775	133,352	129,184
Impairment on depreciated real estate investments	95	519	1,132	519
Net gain on sale of previously depreciated investments in real estate	(10,162)	(1,020)	(24,483)	(10,212)

FFO	$62,161	$44,608	$73,139	$89,850

Core FFO Reconciliation	Q2 2017	Q2 2016	YTD 2017	YTD 2016
FFO	$62,161	$44,608	$73,139	$89,850
Noncash interest expense	5,137	15,622	20,271	29,816
Share-based compensation expense	8,216	4,106	52,460	8,312
Offering related expenses	656	—	8,287	—
Severance expense	392	1,102	437	1,908
Casualty losses, net	611	27	778	(156)
Acquisition costs	—	7	—	42

Core FFO	$77,173	$65,472	$155,372	$129,772

AFFO Reconciliation	Q2 2017	Q2 2016	YTD 2017	YTD 2016
Core FFO	$77,173	$65,472	$155,372	$129,772
Recurring capital expenditures	(11,605)	(11,495)	(20,834)	(22,907)

AFFO	$65,568	$53,977	$134,538	$106,865

Weighted average common shares outstanding — diluted (1)	312,271,578		311,723,463
FFO per share — diluted (1)	$0.20		$0.23
Core FFO per share — diluted (1)	$0.25		$0.50
AFFO per share — diluted (1)	$0.21		$0.43

(1)	No shares of common stock were outstanding prior to the close of the Company’s initial public offering. For YTD 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through June 30, 2017, and as if weighted average shares outstanding from February 1, 2017 through June 30, 2017 were outstanding for the full period from January 1, 2017 through June 30, 2017.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding

(unaudited)

Total Shares of Common Stock and Equivalents — Diluted	Q2 2017	YTD 2017
Weighted average amounts for net income (loss) (1)	312,271,578	311,723,463
Weighted average amounts for FFO, Core FFO, and AFFO (1)	312,271,578	311,723,463
Period end amounts for FFO, Core FFO, and AFFO	312,560,734	312,560,734

(1)	No shares of common stock were outstanding prior to the close of the Company’s initial public offering. As such, YTD 2017 weighted average shares outstanding are for the period February 1, 2017 through June 30, 2017.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — June 30, 2017

($ in thousands) (unaudited)

Debt Structure	Balance	% of Total	Wtd Avg Interest Rate	Wtd Avg Years to Maturity
Secured:
Fixed	$1,000,000	17.6%	4.2%	9.9
Floating — swapped to fixed	2,020,000	35.6%	3.7%	3.0
Floating	1,161,037	20.4%	3.3%	2.4

Total secured	4,181,037	73.6%	3.7%	4.5

Unsecured:
Floating — swapped to fixed	1,500,000	26.4%	3.8%	4.6

Total unsecured	1,500,000	26.4%	3.8%	4.6

Total Debt:
Fixed + floating swapped to fixed	4,520,000	79.6%	3.8%	5.1
Floating	1,161,037	20.4%	3.3%	2.4

Total debt	5,681,037	100.0%	3.7%	4.5

Unamortized discount on note payable	(3,521)
Deferred financing costs	(32,321)

Total Debt per Balance Sheet	5,645,195
Retained and repurchased certificates	(234,052)
Cash, ex-security deposits (1)	(208,327)
Deferred financing costs	32,321
Unamortized discount on note payable	3,521

Net debt	$5,238,658

Leverage Ratios	Q2 2017
Fixed charge coverage ratio	2.5x
Net debt / annualized Adjusted EBITDA	10.0x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 12

Supplemental Schedule 2(c)

Debt Maturity Schedule — June 30, 2017

($ in thousands) (unaudited)

Debt Maturities, with Extensions (1)	Secured Debt	Unsecured Debt	Revolving Credit Facility	Balance	% of Total	Wtd Avg Interest Rate (2)
2017	$—	$—	$—	$—	—%	—%
2018	—	—	—	—	—%	—%
2019	852,157	—	—	852,157	15.0%	3.2%
2020	2,328,880	—	—	2,328,880	41.0%	3.7%
2021	—	—	—	—	—%	—%
2022	—	1,500,000	—	1,500,000	26.4%	3.8%
2023	—	—	—	—	—%	—%
2024	—	—	—	—	—%	—%
2025	—	—	—	—	—%	—%
2026	—	—	—	—	—%	—%
2027	1,000,000	—	—	1,000,000	17.6%	4.2%

	4,181,037	1,500,000	—	5,681,037	100.0%	3.7%
Unamortized discount on note payable	(3,521)	—	—	(3,521)
Deferred financing costs	(18,850)	(13,471)	—	(32,321)

Total per Balance Sheet	$4,158,666	$1,486,529	$—	$5,645,195

(1)	Assumes all extension options are exercised.
(2)	Includes impact of interest rate swaps.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 13

Supplemental Schedule 3(a)

Summary of Property Operations by Home Portfolio

($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2017
Same Store portfolio	42,904
Non-Same Store portfolio	4,821

Total	47,725

Revenues	Q2 2017	Q2 2016	Change YoY	YTD 2017	YTD 2016	Change YoY
Same Store portfolio	$219,638	$210,014	4.6%	$435,510	$416,112	4.7%
Non-Same Store portfolio	22,578	20,482	10.2%	45,456	38,886	16.9%

Total	$242,216	$230,496	5.1%	$480,966	$454,998	5.7%

Operating expenses (1)	Q2 2017	Q2 2016	Change YoY	YTD 2017	YTD 2016	Change YoY
Same Store portfolio	$83,985	$82,440	1.9%	$163,124	$159,311	2.4%
Non-Same Store portfolio	8,855	8,841	0.2%	17,884	16,937	5.6%

Total	$92,840	$91,281	1.7%	$181,008	$176,248	2.7%

Net Operating Income (1)	Q2 2017	Q2 2016	Change YoY	YTD 2017	YTD 2016	Change YoY
Same Store portfolio	$135,653	$127,574	6.3%	$272,386	$256,801	6.1%
Non-Same Store portfolio	13,723	11,641	17.9%	27,572	21,949	25.6%

Total	$149,376	$139,215	7.3%	$299,958	$278,750	7.6%

(1)	Total operating expenses and total Net Operating Income in Q2 2017 include an incremental $800 of property taxes attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable. Of this amount, $ 728 is included in the Same Store portfolio, and $72 is included in the Non-Same Store portfolio.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 14

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail

($ in thousands) (unaudited)

	Q2 2017	Q2 2016	Change YoY	Q1 2017	Change Seq	YTD 2017	YTD 2016	Change YoY
Revenues:
Rental revenues	$207,233	$199,883	3.7%	$204,589	1.3%	$411,822	$396,751	3.8%
Other property income	12,405	10,131	22.4%	11,283	9.9%	23,688	19,361	22.3%

Total revenues	219,638	210,014	4.6%	215,872	1.7%	435,510	416,112	4.7%
Less: Resident recoveries (1)	(3,873)	(2,446)	58.3%	(3,463)	11.8%	(7,336)	(4,877)	50.4%

Core revenues	215,765	207,568	3.9%	212,409	1.6%	428,174	411,235	4.1%

Fixed Expenses:
Property taxes (2)	37,828	33,994	11.3%	36,529	3.6%	74,357	68,082	9.2%
Insurance expenses	4,190	5,502	(23.8)%	4,215	(0.6)%	8,405	10,223	(17.8)%
HOA expenses	5,628	5,141	9.5%	5,189	8.5%	10,817	10,118	6.9%
Controllable Expenses:
Repairs and maintenance	10,369	9,965	4.1%	8,752	18.5%	19,121	17,725	7.9%
Personnel	9,329	11,489	(18.8)%	9,634	(3.2)%	18,963	22,947	(17.4)%
Turnover	7,145	6,653	7.4%	5,603	27.5%	12,748	11,682	9.1%
Utilities	4,322	4,008	7.8%	4,265	1.3%	8,587	7,372	16.5%
Leasing and marketing (3)	3,611	4,070	(11.3)%	3,438	5.0%	7,049	8,226	(14.3)%
Property administrative	1,563	1,618	(3.4)%	1,514	3.2%	3,077	2,936	4.8%

Property operating and maintenance expenses (2)	83,985	82,440	1.9%	79,139	6.1%	163,124	159,311	2.4%
Less: Resident recoveries (1)	(3,873)	(2,446)	58.3%	(3,463)	11.8%	(7,336)	(4,877)	50.4%

Core operating expenses (2)	80,112	79,994	0.1%	75,676	5.9%	155,788	154,434	0.9%

Net Operating Income (2)	$135,653	$127,574	6.3%	$136,733	(0.8)%	$272,386	$256,801	6.1%

Same Store Metrics:
Core NOI margin (2)	62.9%	61.5%		64.4%		63.6%	62.4%
Average occupancy	95.9%	96.4%		95.8%		95.8%	96.4%
Turnover rate (annualized)	38.7%	38.8%		31.6%		35.2%	34.9%

(1)	Q2 2017 and YTD 2017 resident recoveries include both utility cost recoveries and move-out cost recoveries. Q2 2016 and YTD 2016 resident recoveries include only utility cost recoveries, as move out cost recoveries were not tracked until the beginning of 2017. Same store utility cost recoveries were $2,466 in Q2 2017 and $4,914 in YTD 2017, versus $2,446 in Q2 2016 and $4,877 in YTD 2016.
(2)	Q2 2017 amounts include an incremental $ 728 of property taxes attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable.
(3)	Same Store leasing and marketing expense includes amortization of leasing commissions of $ 2,728, $ 3,098, $2,699, $5,426, and $ 6,527 for Q2 2017, Q2 2016, Q1 2017, YTD 2017, and YTD 2016, respectively. For the total portfolio, amortization of leasing commissions were $3,087, $ 3,482, $3,139, $6,226, and $ 7,212 for Q2 2017, Q2 2016, Q1 2017, YTD 2017, and YTD 2016, respectively.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 15

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended June 30, 2017 (1)

(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	4,625	95.0%	$2,252	$1.32	12.5%
Northern California	2,857	96.3%	1,765	1.12	6.7%
Seattle	3,203	96.0%	1,945	1.02	8.3%
Phoenix	5,425	95.7%	1,170	0.74	8.2%
Las Vegas	959	94.5%	1,453	0.75	1.7%

Western US Subtotal	17,069	95.6%	1,723	1.02	37.4%
Florida:
South Florida	5,591	93.8%	2,178	1.13	14.6%
Tampa	4,900	95.2%	1,590	0.81	9.7%
Orlando	3,707	95.3%	1,522	0.79	7.0%
Jacksonville	1,958	95.3%	1,565	0.78	3.8%

Florida Subtotal	16,156	94.7%	1,773	0.91	35.1%
Southeast United States:
Atlanta	7,293	95.2%	1,379	0.67	12.6%
Charlotte	3,110	94.9%	1,385	0.69	5.3%

Southeast US Subtotal	10,403	95.1%	1,381	0.67	17.9%
Midwest United States:
Chicago	2,915	93.2%	2,022	1.20	7.0%
Minneapolis	1,182	95.3%	1,770	0.89	2.6%

Midwest US Subtotal	4,097	93.8%	1,948	1.10	9.6%

Total / Average	47,725	95.0%	$1,683	$0.90	100.0%

Same Store Total / Average	42,904	95.9%	$1,688	$0.91	90.7%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 16

Supplemental Schedule 5(a)

Same Store Revenue Growth Summary, YoY Quarter

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
YoY, Q2 2017	# Homes	Q2 2017	Q2 2016	Change	Q2 2017	Q2 2016	Change	Q2 2017	Q2 2016	Change
Western United States:
Southern California	4,122	$2,232	$2,117	5.4%	95.8%	96.8%	(1.0)%	$27,144	$25,939	4.6%
Northern California	2,437	1,744	1,633	6.8%	97.0%	97.5%	(0.5)%	13,825	12,953	6.7%
Seattle	2,771	1,946	1,819	7.0%	96.7%	97.2%	(0.5)%	17,483	16,261	7.5%
Phoenix	4,595	1,172	1,101	6.4%	96.5%	97.2%	(0.7)%	17,012	16,008	6.3%
Las Vegas	869	1,455	1,398	4.1%	96.1%	96.3%	(0.2)%	3,902	3,719	4.9%

Western US Subtotal	14,794	1,722	1,623	6.1%	96.4%	97.1%	(0.7)%	79,366	74,880	6.0%
Florida:
South Florida	5,206	2,188	2,116	3.4%	94.6%	96.3%	(1.7)%	33,372	32,477	2.8%
Tampa	4,487	1,583	1,522	4.0%	96.0%	96.0%	—%	21,486	20,551	4.5%
Orlando	3,317	1,510	1,433	5.4%	96.5%	96.9%	(0.4)%	15,308	14,440	6.0%
Jacksonville	1,875	1,571	1,542	1.9%	95.5%	95.5%	—%	8,888	8,598	3.4%

Florida Subtotal	14,885	1,775	1,712	3.7%	95.6%	96.3%	(0.7)%	79,054	76,066	3.9%
Southeast United States:
Atlanta	6,509	1,390	1,338	3.9%	95.9%	96.6%	(0.7)%	27,102	26,029	4.1%
Charlotte	2,728	1,365	1,315	3.8%	96.1%	96.3%	(0.2)%	11,189	10,742	4.2%

Southeast US Subtotal	9,237	1,383	1,331	3.9%	95.9%	96.5%	(0.6)%	38,291	36,771	4.1%
Midwest United States:
Chicago	2,814	2,024	2,002	1.1%	94.7%	93.7%	1.0%	16,490	16,143	2.1%
Minneapolis	1,174	1,771	1,717	3.1%	95.7%	95.3%	0.4%	6,437	6,154	4.6%

Midwest US Subtotal	3,988	1,949	1,917	1.7%	95.0%	94.1%	0.9%	22,927	22,297	2.8%

Same Store Total / Average	42,904	$1,688	$1,618	4.3%	95.9%	96.4%	(0.5)%	$219,638	$210,014	4.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 17

Supplemental Schedule 5(a) (Continued)

Same Store Revenue Growth Summary — Sequential Quarter

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
Seq, Q2 2017	# Homes	Q2 2017	Q1 2017	Change	Q2 2017	Q1 2017	Change	Q2 2017	Q1 2017	Change
Western United States:
Southern California	4,122	$2,232	$2,198	1.5%	95.8%	96.3%	(0.5)%	$27,144	$26,739	1.5%
Northern California	2,437	1,744	1,713	1.8%	97.0%	97.3%	(0.3)%	13,825	13,614	1.5%
Seattle	2,771	1,946	1,908	2.0%	96.7%	96.6%	0.1%	17,483	17,068	2.4%
Phoenix	4,595	1,172	1,150	1.9%	96.5%	96.7%	(0.2)%	17,012	16,696	1.9%
Las Vegas	869	1,455	1,443	0.8%	96.1%	95.3%	0.8%	3,902	3,849	1.4%

Western US Subtotal	14,794	1,722	1,694	1.7%	96.4%	96.6%	(0.2)%	79,366	77,966	1.8%
Florida:
South Florida	5,206	2,188	2,171	0.8%	94.6%	94.5%	0.1%	33,372	32,889	1.5%
Tampa	4,487	1,583	1,566	1.1%	96.0%	95.6%	0.4%	21,486	21,086	1.9%
Orlando	3,317	1,510	1,488	1.5%	96.5%	96.8%	(0.3)%	15,308	14,980	2.2%
Jacksonville	1,875	1,571	1,558	0.8%	95.5%	93.8%	1.7%	8,888	8,632	3.0%

Florida Subtotal	14,885	1,775	1,757	1.0%	95.6%	95.2%	0.4%	79,054	77,587	1.9%
Southeast United States:
Atlanta	6,509	1,390	1,377	0.9%	95.9%	95.9%	—%	27,102	26,638	1.7%
Charlotte	2,728	1,365	1,345	1.5%	96.1%	95.2%	0.9%	11,189	10,954	2.1%

Southeast US Subtotal	9,237	1,383	1,368	1.1%	95.9%	95.7%	0.2%	38,291	37,592	1.9%
Midwest United States:
Chicago	2,814	2,024	2,013	0.5%	94.7%	94.8%	(0.1)%	16,490	16,396	0.6%
Minneapolis	1,174	1,771	1,747	1.4%	95.7%	96.3%	(0.6)%	6,437	6,331	1.7%

Midwest US Subtotal	3,988	1,949	1,934	0.8%	95.0%	95.2%	(0.2)%	22,927	22,727	0.9%

Same Store Total / Average	42,904	$1,688	$1,668	1.2%	95.9%	95.8%	0.1%	$219,638	$215,872	1.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 18

Supplemental Schedule 5(a) (Continued)

Same Store Revenue Growth Summary, YoY Year-To-Date

($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Avg. Occupancy			Total Revenue
YoY, YTD 2017	# Homes	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change
Western United States:
Southern California	4,122	$2,215	$2,101	5.4%	96.1%	96.7%	(0.6)%	$53,883	$51,289	5.1%
Northern California	2,437	1,729	1,616	7.0%	97.2%	97.7%	(0.5)%	27,439	25,593	7.2%
Seattle	2,771	1,927	1,802	6.9%	96.6%	97.0%	(0.4)%	34,551	32,143	7.5%
Phoenix	4,595	1,161	1,093	6.2%	96.6%	97.2%	(0.6)%	33,708	31,682	6.4%
Las Vegas	869	1,449	1,390	4.2%	95.7%	96.1%	(0.4)%	7,751	7,363	5.3%

Western US Subtotal	14,794	1,708	1,609	6.2%	96.5%	97.0%	(0.5)%	157,332	148,070	6.3%
Florida:
South Florida	5,206	2,179	2,105	3.5%	94.6%	96.3%	(1.7)%	66,261	64,501	2.7%
Tampa	4,487	1,575	1,516	3.9%	95.8%	96.3%	(0.5)%	42,572	40,762	4.4%
Orlando	3,317	1,499	1,428	5.0%	96.6%	96.9%	(0.3)%	30,288	28,642	5.7%
Jacksonville	1,875	1,564	1,532	2.1%	94.6%	95.7%	(1.1)%	17,520	17,089	2.5%

Florida Subtotal	14,885	1,766	1,704	3.6%	95.4%	96.4%	(1.0)%	156,641	150,994	3.7%
Southeast United States:
Atlanta	6,509	1,384	1,330	4.1%	95.9%	96.7%	(0.8)%	53,740	51,638	4.1%
Charlotte	2,728	1,355	1,309	3.5%	95.7%	96.2%	(0.5)%	22,143	21,357	3.7%

Southeast US Subtotal	9,237	1,375	1,324	3.9%	95.8%	96.6%	(0.8)%	75,883	72,995	4.0%
Midwest United States:
Chicago	2,814	2,019	1,984	1.8%	94.7%	93.7%	1.0%	32,886	31,913	3.0%
Minneapolis	1,174	1,759	1,701	3.4%	96.0%	95.1%	0.9%	12,768	12,140	5.2%

Midwest US Subtotal	3,988	1,941	1,900	2.2%	95.1%	94.1%	1.0%	45,654	44,053	3.6%

Same Store Total / Average	42,904	$1,678	$1,607	4.4%	95.8%	96.4%	(0.6)%	$435,510	$416,112	4.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 19

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter

($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2017	Q2 2017	Q2 2016	Change	Q2 2017	Q2 2016	Change	Q2 2017	Q2 2016	Change	Q2 2017	Q2 2016
Western United States:
Southern California (1)	$27,144	$25,939	4.6%	$9,621	$8,258	16.5%	$17,523	$17,681	(0.9)%	65.1%	68.3%
Northern California (1)	13,825	12,953	6.7%	5,401	5,127	5.3%	8,424	7,826	7.6%	65.8%	65.3%
Seattle	17,483	16,261	7.5%	6,228	6,107	2.0%	11,255	10,154	10.8%	69.3%	66.9%
Phoenix	17,012	16,008	6.3%	4,718	4,710	0.2%	12,294	11,298	8.8%	72.9%	70.6%
Las Vegas	3,902	3,719	4.9%	1,093	1,173	(6.8)%	2,809	2,546	10.3%	73.9%	69.7%

Western US Subtotal (1)	79,366	74,880	6.0%	27,061	25,375	6.6%	52,305	49,505	5.7%	68.3%	68.1%
Florida:
South Florida	33,372	32,477	2.8%	15,628	15,807	(1.1)%	17,744	16,670	6.4%	53.4%	51.3%
Tampa	21,486	20,551	4.5%	8,777	9,003	(2.5)%	12,709	11,548	10.1%	59.7%	56.2%
Orlando	15,308	14,440	6.0%	5,942	5,925	0.3%	9,366	8,515	10.0%	61.6%	59.0%
Jacksonville	8,888	8,598	3.4%	3,560	3,523	1.1%	5,328	5,075	5.0%	60.4%	59.0%

Florida Subtotal	79,054	76,066	3.9%	33,907	34,258	(1.0)%	45,147	41,808	8.0%	57.5%	55.0%
Southeast United States:
Atlanta	27,102	26,029	4.1%	9,556	9,367	2.0%	17,546	16,662	5.3%	65.2%	64.1%
Charlotte	11,189	10,742	4.2%	3,434	3,771	(8.9)%	7,755	6,971	11.2%	69.7%	64.9%

Southeast US Subtotal	38,291	36,771	4.1%	12,990	13,138	(1.1)%	25,301	23,633	7.1%	66.5%	64.3%
Midwest United States:
Chicago	16,490	16,143	2.1%	7,893	7,392	6.8%	8,597	8,751	(1.8)%	52.6%	54.3%
Minneapolis	6,437	6,154	4.6%	2,134	2,277	(6.3)%	4,303	3,877	11.0%	69.2%	65.2%

Midwest US Subtotal	22,927	22,297	2.8%	10,027	9,669	3.7%	12,900	12,628	2.2%	57.2%	57.2%

Same Store Total / Average (1)	$219,638	$210,014	4.6%	$83,985	$82,440	1.9%	$135,653	$127,574	6.3%	62.9%	61.5%

(1)	Q2 2017 amounts include an incremental $529 of property taxes in Southern California and $199 of property taxes in Northern California attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 20

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter

($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2017	Q2 2017	Q1 2017	Change	Q2 2017	Q1 2017	Change	Q2 2017	Q1 2017	Change	Q2 2017	Q1 2017
Western United States:
Southern California (1)	$27,144	$26,739	1.5%	$9,621	$8,300	15.9%	$17,523	$18,439	(5.0)%	65.1%	69.6%
Northern California (1)	13,825	13,614	1.5%	5,401	4,680	15.4%	8,424	8,934	(5.7)%	65.8%	71.0%
Seattle	17,483	17,068	2.4%	6,228	6,332	(1.6)%	11,255	10,736	4.8%	69.3%	67.7%
Phoenix	17,012	16,696	1.9%	4,718	4,575	3.1%	12,294	12,121	1.4%	72.9%	73.1%
Las Vegas	3,902	3,849	1.4%	1,093	1,064	2.7%	2,809	2,785	0.9%	73.9%	74.3%

Western US Subtotal (1)	79,366	77,966	1.8%	27,061	24,951	8.5%	52,305	53,015	(1.3)%	68.3%	70.4%
Florida:
South Florida	33,372	32,889	1.5%	15,628	14,715	6.2%	17,744	18,174	(2.4)%	53.4%	55.4%
Tampa	21,486	21,086	1.9%	8,777	8,222	6.8%	12,709	12,864	(1.2)%	59.7%	61.4%
Orlando	15,308	14,980	2.2%	5,942	5,756	3.2%	9,366	9,224	1.5%	61.6%	61.8%
Jacksonville	8,888	8,632	3.0%	3,560	3,273	8.8%	5,328	5,359	(0.6)%	60.4%	62.4%

Florida Subtotal	79,054	77,587	1.9%	33,907	31,966	6.1%	45,147	45,621	(1.0)%	57.5%	59.0%
Southeast United States:
Atlanta	27,102	26,638	1.7%	9,556	8,983	6.4%	17,546	17,655	(0.6)%	65.2%	66.5%
Charlotte	11,189	10,954	2.1%	3,434	3,472	(1.1)%	7,755	7,482	3.6%	69.7%	68.6%

Southeast US Subtotal	38,291	37,592	1.9%	12,990	12,455	4.3%	25,301	25,137	0.7%	66.5%	67.1%
Midwest United States:
Chicago	16,490	16,396	0.6%	7,893	7,637	3.4%	8,597	8,759	(1.8)%	52.6%	53.8%
Minneapolis	6,437	6,331	1.7%	2,134	2,130	0.2%	4,303	4,201	2.4%	69.2%	68.5%

Midwest US Subtotal	22,927	22,727	0.9%	10,027	9,767	2.7%	12,900	12,960	(0.5)%	57.2%	57.8%

Same Store Total / Average (1)	$219,638	$215,872	1.7%	$83,985	$79,139	6.1%	$135,653	$136,733	(0.8)%	62.9%	64.4%

(1)	Q2 2017 amounts include an incremental $529 of property taxes in Southern California and $199 of property taxes in Northern California attributable to first quarter 2017 that were booked in second quarter 2017 when California property tax reassessments related to the IPO became estimable.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 21

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary - YoY Year-To-Date

($ in thousands) (unaudited)

	Total Revenue			Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2017	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016	Change	YTD 2017	YTD 2016
Western United States:
Southern California	$53,883	$51,289	5.1%	$17,921	$16,360	9.5%	$35,962	$34,929	3.0%	67.3%	68.2%
Northern California	27,439	25,593	7.2%	10,081	9,317	8.2%	17,358	16,276	6.6%	68.4%	68.7%
Seattle	34,551	32,143	7.5%	12,560	12,382	1.4%	21,991	19,761	11.3%	68.5%	65.9%
Phoenix	33,708	31,682	6.4%	9,293	9,137	1.7%	24,415	22,545	8.3%	73.0%	71.2%
Las Vegas	7,751	7,363	5.3%	2,157	2,266	(4.8)%	5,594	5,097	9.8%	74.1%	70.4%

Western US Subtotal	157,332	148,070	6.3%	52,012	49,462	5.2%	105,320	98,608	6.8%	69.3%	68.6%
Florida:
South Florida	66,261	64,501	2.7%	30,343	30,633	(0.9)%	35,918	33,868	6.1%	54.4%	52.5%
Tampa	42,572	40,762	4.4%	16,999	17,235	(1.4)%	25,573	23,527	8.7%	60.5%	57.7%
Orlando	30,288	28,642	5.7%	11,698	11,546	1.3%	18,590	17,096	8.7%	61.7%	59.7%
Jacksonville	17,520	17,089	2.5%	6,833	6,736	1.4%	10,687	10,353	3.2%	61.4%	60.6%

Florida Subtotal	156,641	150,994	3.7%	65,873	66,150	(0.4)%	90,768	84,844	7.0%	58.3%	56.2%
Southeast United States:
Atlanta	53,740	51,638	4.1%	18,539	18,321	1.2%	35,201	33,317	5.7%	65.9%	64.6%
Charlotte	22,143	21,357	3.7%	6,906	7,201	(4.1)%	15,237	14,156	7.6%	69.1%	66.3%

Southeast US Subtotal	75,883	72,995	4.0%	25,445	25,522	(0.3)%	50,438	47,473	6.2%	66.8%	65.1%
Midwest United States:
Chicago	32,886	31,913	3.0%	15,530	13,889	11.8%	17,356	18,024	(3.7)%	53.2%	56.6%
Minneapolis	12,768	12,140	5.2%	4,264	4,288	(0.6)%	8,504	7,852	8.3%	68.8%	67.1%

Midwest US Subtotal	45,654	44,053	3.6%	19,794	18,177	8.9%	25,860	25,876	(0.1)%	57.5%	59.4%

Same Store Total / Average	$435,510	$416,112	4.7%	$163,124	$159,311	2.4%	$272,386	$256,801	6.1%	63.6%	62.4%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 22

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)
	Net Effective Rental Rate Growth - Q2 2017
	Renewal Leases	New Leases	Blended Average
Western United States:
Southern California	7.7%	6.3%	7.2%
Northern California	7.2%	9.0%	7.8%
Seattle	7.6%	10.5%	9.0%
Phoenix	5.8%	9.7%	7.3%
Las Vegas	3.2%	3.5%	3.3%

Western US Average	7.0%	8.2%	7.4%
Florida:
South Florida	4.4%	2.2%	3.5%
Tampa	4.8%	3.4%	4.3%
Orlando	5.4%	6.4%	5.8%
Jacksonville	3.6%	2.3%	3.0%

Florida Average	4.6%	3.4%	4.1%
Southeast United States:
Atlanta	3.9%	4.0%	4.0%
Charlotte	3.3%	4.5%	3.8%

Southeast US Average	3.7%	4.2%	3.9%
Midwest United States:
Chicago	2.9%	1.0%	2.2%
Minneapolis	4.9%	4.2%	4.7%

Midwest US Average	3.5%	2.0%	3.0%

Same Store Total / Average	5.1%	4.9%	5.1%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 23

Supplemental Schedule 6

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2017	Q2 2016	YTD 2017	YTD 2016
Property management expense (GAAP)	$9,135	$7,530	$20,584	$14,923
Adjustments:
Share-based compensation expense (1)	(1,336)	(98)	(5,309)	(253)

Adjusted property management expense	$7,799	$7,432	$15,275	$14,670

Adjusted G&A Expense	Q2 2017	Q2 2016	YTD 2017	YTD 2016
G&A expense (GAAP)	$18,426	$15,408	$76,692	$30,768
Adjustments:
Share-based compensation expense (2)	(6,880)	(4,008)	(47,151)	(8,059)
IPO costs	(656)	—	(8,287)	—
Severance expense	(392)	(1,102)	(437)	(1,908)

Adjusted G&A expense	$10,498	$10,298	$20,817	$20,801

(1)	For Q2 2017, includes $168 related to post-IPO grants and $1,166 related to IPO and pre-IPO grants. For YTD 2017, includes $168 related to post-IPO grants and $5,139 related to IPO and pre-IPO grants. For Q2 2016 and YTD 2016, consists entirely of IPO and pre-IPO grants.
(2)	For Q2 2017, includes $1,090 related to post-IPO awards, of which $934 is related to accelerated expense recognition as a result of certain employees reaching retirement eligibility, and $5,788 related to IPO and pre-IPO grants. For YTD 2017, includes $1,090 related to post-IPO awards, of which $934 is related to accelerated expense recognition as a result of certain employees reaching retirement eligibility, and $46,059 related to IPO and pre-IPO grants. For Q2 2016 and YTD 2016, consists entirely of IPO and pre-IPO grants.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 24

Supplemental Schedule 7

Acquisitions and Dispositions — Q2 2017

(unaudited)

	As of 3/31/2017	Q2 2017 Acquisitions (1)		Q2 2017 Dispositions (2)		As of 6/30/2017
	Homes Owned	Homes Acq.	Avg. Estimated Invested Basis	Homes Sold	Average Sales Price	Homes Owned
Western United States:
Southern California	4,610	32	$500,506	17	$213,176	4,625
Northern California	2,866	5	350,117	14	211,929	2,857
Seattle	3,185	26	335,685	8	298,625	3,203
Phoenix	5,407	42	222,422	24	144,240	5,425
Las Vegas	950	11	260,480	2	162,500	959

Western US Subtotal	17,018	116	333,635	65	196,412	17,069
Florida:
South Florida	5,598	10	306,474	17	204,147	5,591
Tampa	4,915	6	255,932	21	174,900	4,900
Orlando	3,714	21	230,652	28	183,355	3,707
Jacksonville	1,964	—	—	6	167,571	1,958

Florida Subtotal	16,191	37	255,244	72	184,483	16,156
Southeast United States:
Atlanta	7,483	49	208,768	239	100,857	7,293
Charlotte	3,104	27	213,047	21	145,888	3,110

Southeast US Subtotal	10,587	76	210,288	260	104,494	10,403
Midwest United States:
Chicago	2,939	—	—	24	216,842	2,915
Minneapolis	1,183	—	—	1	295,000	1,182

Midwest US Subtotal	4,122	—	—	25	219,968	4,097

Total / Average	47,918	229	$280,033	422	$139,140	47,725

(1)	Estimated stabilized cap rates on acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated invested basis.
(2)	Cap rates on dispositions during the quarter averaged 3.1%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 25

Supplemental Schedule 8

History of Same Store Total Cost to Maintain (Gross)

($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Operating expense (gross):
R&M OpEx	$10,369	$8,752	$9,521	$10,852	$9,965
Turn OpEx	7,145	5,603	5,346	7,510	6,653

Total operating expense	17,514	14,355	14,867	18,362	16,618

Capital expenditure:
R&M CapEx	7,333	5,610	6,347	9,694	7,323
Turn CapEx	3,530	2,656	2,869	3,476	3,338

Total capital expenditure	10,863	8,266	9,216	13,170	10,661

Total cost to maintain (gross):
R&M OpEx + CapEx	17,702	14,362	15,868	20,546	17,288
Turn OpEx + CapEx	10,675	8,259	8,215	10,986	9,991

Total cost to maintain	$28,377	$22,621	$24,083	$31,532	$27,279

Per Home ($)	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Operating expense (gross):
R&M OpEx	$242	$204	$222	$253	$232
Turn OpEx	166	131	125	175	155

Total operating expense	408	335	347	428	387

Capital expenditure:
R&M CapEx	171	131	148	226	171
Turn CapEx	83	62	67	81	78

Total capital expenditure	254	193	215	307	249

Total cost to maintain (gross):
R&M OpEx + CapEx	413	335	370	479	403
Turn OpEx + CapEx	249	193	192	256	233

Total cost to maintain	$662	$528	$562	$735	$636

Per Turn Spend ($, Gross)	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Avg. OpEx per turn	$1,799	$1,742	$1,610	$1,726	$1,664
Avg. CapEx per turn	889	826	864	799	835

Avg. total spend per turn	$2,688	$2,568	$2,474	$2,525	$2,499

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 26

Supplemental Schedule 9

2017 Guidance (1)

(unaudited)

Net Income (Loss), Core FFO, and AFFO per Share Guidance (2)	FY 2017 Guidance
Core FFO per share - diluted	$0.96 - $1.04
AFFO per share - diluted	$0.80 - $0.88

Same Store Guidance	FY 2017 Guidance
Revenue Growth	4.75% - 5.25%
Operating Expense Growth	1.50% - 2.00%
NOI Growth	6.50% - 7.50%
Core NOI margin	63.0% - 64.0%

(1)	Guidance excludes any potential impact from investment activity
(2)	Core FFO and AFFO guidance is for operating results for the full year from January 1, 2017 through December 31, 2017, and assumes that estimated weighted average shares outstanding from February 1, 2017 through December 31, 2017 were outstanding for the full year 2017.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, Same Store NOI growth, and Same Store Core NOI margin to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.

Q2 2017 Earnings Release and Supplemental Information - page 27

Glossary and Reconciliations

Glossary:

Average Estimated Invested Basis

Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated upfront renovation expense for an acquired home or population of homes.

Average Monthly Rent

Average monthly rent represents the average of the contracted monthly rent for occupied properties in an identified population of homes for the relevant period and reflects rent concessions amortized over the life of the related lease.

Average Occupancy

Average occupancy for an identified population of homes represents (i) the number of days that the homes available for lease in such population were occupied, divided by (ii) the total number of available days in the measurement period for the homes in that population.

Core NOI Margin

Core NOI margin for an identified population of homes is calculated by dividing NOI by total revenues, net of resident recoveries attributable to such population.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss (computed in accordance with GAAP) before the following items: interest expense; income tax expense; and depreciation and amortization. Adjusted EBITDA is defined as EBITDA before the following items: share-based compensation expense; offering related expenses, impairment and other; acquisition costs; gain (loss) on sale of property, net of tax; and interest income and other miscellaneous income and expenses. EBITDA and Adjusted EBITDA are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA and Adjusted EBITDA as measures of performance.

The GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA and Adjusted EBITDA may not be comparable to the EBITDA and Adjusted EBITDA of other companies due to the fact that not all companies use the same definitions of EBITDA and Adjusted EBITDA. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

See “Reconciliation of Non-GAAP Measures” below for a reconciliation of GAAP net income (loss) to EBITDA and Adjusted EBITDA.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)

FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (computed in accordance with GAAP) excluding net gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, as well as gains or losses related to sales of previously depreciated homes, from GAAP net income or loss.

Q2 2017 Earnings Release and Supplemental Information - page 28

The GAAP measure most directly comparable to FFO is net income or loss. FFO is not used as a measure of our liquidity and should not be considered an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO may not be comparable to the FFO of other companies due to the fact that not all companies use the same definition of FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provides a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period. We define Core FFO as FFO adjusted for noncash interest expense related to amortization of deferred financing costs and discounts related to our financing arrangements, noncash interest expense for derivatives, share-based compensation expense, offering related expenses, severance expenses, casualty losses, net, and acquisition costs, as applicable. We define Adjusted FFO as Core FFO less recurring capital expenditures that are necessary to help preserve the value of and maintain functionality of our homes.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

Please see Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Net Effective Rental Rate Growth

Net effective rental rate growth for any home represents the difference between the monthly rent from an expiring lease and the monthly rent from the next lease, in each case, net of any amortized concessions. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home. Blended net effective rental rate growth represents the blended average of net effective rental rate growth for both new and renewal leases.

Net Operating Income (NOI)

NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See “Reconciliation of Non-GAAP Measures” below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Q2 2017 Earnings Release and Supplemental Information - page 29

Northern California

Northern California includes Modesto, CA, Napa, CA, Oakland-Fremont-Hayward, CA, Sacramento-Arden-Arcade-Roseville, CA, San Jose-Sunnyvale-Santa Clara, CA, Stockton-Lodi, CA, Vallejo-Fairfield, CA and Yuba City, CA.

PSF

PSF means per square foot.

Same Store / Same Store Portfolio

Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized (defined as homes that have (i) completed an upfront renovation and (ii) entered into at least one post-renovation Invitation Homes lease) for at least 90 days prior to the first day of the prior-year measurement period and excludes homes that have been sold and homes that have been designated for sale but have not yet entered into a written sale agreement during such reporting period. Same Store portfolios are established as of January 1st of each calendar year. Therefore, any home included in the Same Store portfolio will have satisfied the conditions described in clauses (i) and (ii) above prior to October 3rd of the year prior to the first year of the comparison period. We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

South Florida

South Florida includes Fort Lauderdale-Pompano Beach-Deerfield Beach, FL, Key West, FL, Miami-Miami Beach-Kendall, FL and West Palm Beach-Boca Raton-Delray Beach, FL.

Southern California

Southern California includes Anaheim-Santa Ana-Irvine, CA, Los Angeles-Long Beach-Glendale, CA, Oxnard-Thousand Oaks-Ventura, CA, Riverside-San Bernardino-Ontario, CA and San Diego-Carlsbad-San Marcos, CA.

Total Cost to Maintain

Total cost to maintain a home represents the sum of average maintenance and turnover expense per home (gross) and average capital expenditures per home, in each case before giving effect to any offsetting income received directly from residents or withheld out of resident security deposits.

Total Homes / Total Portfolio

Total homes or total portfolio refers to the total number of homes we own, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate

Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population. To the extent the measurement period shown is less than 12 months, the turnover rate will be reflected on an annualized basis.

Q2 2017 Earnings Release and Supplemental Information - page 30

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues

(in thousands) (unaudited)

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Total revenues (total portfolio) (1)	$242,216	$238,750	$234,551	$233,038	$230,496
Non-Same Store total revenues	(22,578)	(22,878)	(22,456)	(22,028)	(20,482)

Total revenues (Same Store portfolio) (2)	219,638	215,872	212,095	211,010	210,014
Resident recoveries (Same Store portfolio) (3)	(3,873)	(3,463)	(2,520)	(2,541)	(2,446)

Core revenues (Same Store portfolio)	$215,765	$212,409	$209,575	$208,469	$207,568

(1)	For the total portfolio, revenues are net of bad debt expense of $898, $981, $1,329, $1,219, and $1,031 for Q2 2017, Q1 2017, Q4 2016, Q3 2016, and Q2 2016, respectively.
(2)	For the Same Store portfolio, revenues are net of bad debt expense of $816, $843, $1,156, $1,086, and $908 for Q2 2017, Q1 2017, Q4 2016, Q3 2016, and Q2 2016, respectively.
(3)	For the total portfolio, resident recoveries were $4,281, $3,851, $2,831, $2,833, and $2,679 in Q2 2017, Q1 2017, Q4 2016, Q3 2016, and Q2 2016, respectively.

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues

(in thousands) (unaudited)

	YTD 2017	YTD 2016
Total revenues (total portfolio) (1)	$480,966	$454,998
Non-Same Store total revenues	(45,456)	(38,886)

Total revenues (Same Store portfolio) (2)	435,510	416,112
Resident recoveries (Same Store portfolio)	(7,336)	(4,877)

Core revenues (Same Store portfolio) (3)	$428,174	$411,235

(1)	For the total portfolio, revenues are net of bad debt expense of $1,879 and $2,302 for YTD 2017 and YTD 2016, respectively.
(2)	For the Same Store portfolio, revenues are net of bad debt expense of $1,659 and $2,123 for YTD 2017 and YTD 2016, respectively.
(3)	For the total portfolio, resident recoveries were $8,132 and $5,300 in YTD 2017 and YTD 2016, respectively.

Q2 2017 Earnings Release and Supplemental Information - page 31

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses

(in thousands) (unaudited)

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Property operating and maintenance expenses (total portfolio)	$92,840	$88,168	$89,833	$94,246	$91,281
Non-Same Store operating expenses	(8,855)	(9,029)	(9,840)	(9,118)	(8,841)

Operating expenses (Same Store portfolio)	83,985	79,139	79,993	85,128	82,440
Resident recoveries (Same Store portfolio)	(3,873)	(3,463)	(2,520)	(2,541)	(2,446)

Core operating expenses (Same Store portfolio)	$80,112	$75,676	$77,473	$82,587	$79,994

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses

(in thousands) (unaudited)

	YTD 2017	YTD 2016
Property operating and maintenance expenses (total portfolio)	$181,008	$176,248
Non-Same Store operating expenses	(17,884)	(16,937)

Operating expenses (Same Store portfolio)	163,124	159,311
Resident recoveries (Same Store portfolio)	(7,336)	(4,877)

Core operating expenses (Same Store portfolio)	$155,788	$154,434

Q2 2017 Earnings Release and Supplemental Information - page 32

Reconciliation of Net Income (Loss) to NOI, Same Store NOI, and Same Store Core NOI Margin

(in thousands) (unaudited)

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Net income (loss) available to common shareholders	$5,420	$(42,391)	$(26,649)	$(21,949)	$(19,666)
Net income (loss) available to participating securities	109	—	—	—	—
Interest expense	57,358	68,572	76,883	68,365	70,523
Depreciation and amortization	67,515	67,577	69,420	66,480	66,079
General and administrative	18,426	58,266	19,523	18,811	15,408
Property management expense	9,135	11,449	7,855	7,715	7,530
Impairment and other	706	1,204	2,565	1,279	546
Acquisition costs	—	—	8	—	7
Gain on sale of property, net of tax	(10,162)	(14,321)	(5,412)	(2,966)	(1,020)
Other	869	226	525	1,057	(192)

NOI (total portfolio)	149,376	150,582	144,718	138,792	139,215
Non-Same Store NOI	(13,723)	(13,849)	(12,616)	(12,910)	(11,641)

NOI (Same Store portfolio)	$135,653	$136,733	$132,102	$125,882	$127,574

Core revenues (Same Store portfolio)	$215,765	$212,409	$209,575	$208,469	$207,568

Core NOI margin (Same Store portfolio)	62.9%	64.4%	63.0%	60.4%	61.5%

Reconciliation of Net Income (Loss) to NOI, Same Store NOI, and Same Store Core NOI Margin

(in thousands) (unaudited)

	YTD 2017	YTD 2016
Net income (loss) available to common shareholders	$(36,971)	$(29,641)
Net income (loss) available to participating securities	109	—
Interest expense	125,930	140,800
Depreciation and amortization	135,092	131,781
General and administrative	76,692	30,768
Property management expense	20,584	14,923
Impairment and other	1,910	363
Acquisition costs	—	42
Gain on sale of property, net of tax	(24,483)	(10,212)
Other	1,095	(74)

NOI (total portfolio)	299,958	278,750
Non-Same Store NOI	(27,572)	(21,949)

NOI (Same Store portfolio)	$272,386	$256,801

Core revenues (Same Store portfolio)	$428,174	$411,235

Core NOI margin (Same Store portfolio)	63.6%	62.4%

Q2 2017 Earnings Release and Supplemental Information - page 33

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands) (unaudited)

	Q2 2017	Q2 2016	% Change	YTD 2017	YTD 2016	% Change
Net income (loss) available to common shareholders	$5,420	$(19,666)		$(36,971)	$(29,641)
Net income (loss) available to participating securities	109	—		109	—
Interest expense	57,358	70,523		125,930	140,800
Depreciation and amortization	67,515	66,079		135,092	131,781

EBITDA	130,402	116,936		224,160	242,940

Share-based compensation expense	8,216	4,106		52,460	8,312
Offering related expenses	656	—		8,287	—
Impairment and other	706	546		1,910	363
Acquisition costs	—	7		—	42
Gain on sale of property, net of tax	(10,162)	(1,020)		(24,483)	(10,212)
Other	869	(192)		1,095	(74)

Adjusted EBITDA	$130,687	$120,383	8.6%	$263,429	$241,371	9.1%

Reconciliation of Net Debt / Annualized Adjusted EBITDA

(in thousands, except for ratio) (unaudited)

As of June 30, 2017
Mortgage loans, net	$4,158,666
Term loan facility, net	1,486,529

Total Debt per Balance Sheet	5,645,195
Retained and repurchased certificates	(234,052)
Cash, ex-security deposits (1)	(208,327)
Deferred financing costs	32,321
Unamortized discount on note payable	3,521

Net Debt (A)	$5,238,658

For the Three Months Ended June 30, 2017
Adjusted EBITDA (B)	$130,687

Annualized Adjusted EBITDA (C = B x 4)	$522,748

Net debt / annualized Adjusted EBITDA (A / C)	10.0x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Q2 2017 Earnings Release and Supplemental Information - page 34

Reconciliation of Fixed Charge Coverage Ratio

(in thousands, except for ratio) (unaudited)

For the Three Months Ended June 30, 2017
Interest expense	$57,358
Noncash interest expense	(5,137)

Fixed charges (A)	$52,221

Adjusted EBITDA (B)	$130,687

Fixed charge coverage ratio (B / A)	2.5x

Q2 2017 Earnings Release and Supplemental Information - page 35